U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k/A

AMENDMENT NO.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 13, 2013

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Commission File No. 000-05391

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Metwood, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	83-0210365
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

819 Naff Road

Boones Mill, VA 24065

(Address of principal executive offices)

(540) 334-4294

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

As used in this report, the terms "we", "us", "our", "our company" “Metwood” refer to Metwood, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

EXPLANATORY NOTE

This Amended Current Report on Form 8-K/A (Amendment No. 1), is being filed for the purpose of correcting a non-material Scribner’s’ error. In all other material respects this Amended Current Report on Form 8-K/A is unchanged from the Current Report on Form 8-K filed by the Company on August 5, 2013.

Item 1.01.      Entry into a Material Definitive Agreement.

Metwood Corporation, a Nevada corporation (the “Company”), and Global Energy Group, (“GEG”) with its principal offices at 2 Sheen Road, Richmond, TW9 1AE, United Kingdom, entered into a Member Interests Purchase Agreement (the “Agreement”) dated June 30, 2013.

Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Company purchased ninety nine (99%) of the Member Interests of GEG, in exchange consideration consisting of 20 million shares of preferred and 60 million shares common stock of the Company, pursuant to the terms and conditions set forth in the Agreement.

Pursuant to the Agreement, the parties acknowledged they have properly and timely performed all terms and conditions as required pursuant to the Agreement, and therefore the transaction contemplated by the “Member Interests Purchase Agreement” (Agreement), was “Closed” on June 30, 2013.

The completion of the acquisition was approved by the Board of Directors of the Company. Each of the Company and GEG has made customary representations and warranties in the Member Interests Purchase Agreement.  GEG has also agreed to various covenants in the Member Interests Purchase Agreement, including, among other things, to conduct its business in the ordinary course consistent with past practice in all material respects during the period between the execution of the Agreement and the Closing of the transaction.

“GEG” is primarily a holding company engaged in the business of acquiring other companies, business assets and investing in other private and public and companies for its own investment portfolio.

Additional Summary of the Purchase Agreement

The foregoing description of the Member Interests Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Member Interests Purchase Agreement.  Metwood expects to file a copy of the Member Interests Purchase Agreement, that will also include the financial statements of GEG and the pro forma financial information with our Company  as part of an amendment to this Form 8-K Report, within the time frames required under the Securities Exchange Act of 1934.

Item 2.01 - Acquisition Or Disposition Of Assets.

See Item 1.01 above.

Item 3.02 - Unregistered Sale Of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

The pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(b)(4) of Form 8-K.

(d) Exhibits

Not applicable

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metwood, Inc.
Date: September 13, 2013	By:	/s/ Robert M. Callahan

Robert M. Callahan President and Chief Executive Officer